FIRST AMENDED PARTNERSHIP AGREEMENT

This First Amendment to the Partnership Agreement is made and entered into effective this 1st day of January, 2008 by and between Victory Energy Corporation (VICTORY), James Capital Consulting, LLC (JCC) and James Capital Energy, LLC (JCE), hereinafter collectively referred to as the "Partners".

RECITAL

Whereas, effective January 1st, 2008 the Partners formalized their Partnership Agreement under the name of The Victory Energy/James Capital Energy, LLC, Joint Venture, a Texas General Partnership; and,

Whereas, each of the undersigned Partners desire to re-name the Partnership "Aurora Energy Partners, a Texas General Partnership, this being the only change in the terms and provisions of the Partnership to made by this Amendment.

NOW THEREFORE, for and in consideration of the mutual covenants herein contained, the Partners hereby re-name the Partnership Aurora Energy Partners, a Texas General Partnership, under and pursuant to the Texas Revised Partnership Act [Art. 6132b of the Revised Civil Statutes of the State of Texas] for the purposes and upon the terms, provisions and conditions as hereinafter set forth:

ARTICLE I -NAME AND PLACE OF BUSINESS

1.01 The activities and business of the Partnership shall be conducted under the name of Aurora Energy Partners, a Texas General Partnership ("Aurora") in Texas, and under such variations of this name as may be necessary to comply with the laws of other states within which the Partnership may do business or make investments.

1.02 The principal place of business of the Partnership shall be Aurora Energy Partners, a Texas General Partnership c/o Cambrian Management, Ltd., 303 W. Wall Street, Suite 500, Midland, Texas 79701-5146, but additional places of business may be located elsewhere.

1.03 The mailing address of the Partnership shall be Aurora Energy Partners, a Texas General Partnership c/o Cambrian Management, Ltd., P.O. Box, Midland, Texas 79702-0272.

ARTICLE II -PURPOSES OF THE PARTNERSHIP

The purpose of the Partnership shall be as follows:

2.01 The purposes of the Partnership shall be to enter into and conduct any and every lawful business and investment activity that the Partners may agree upon from time to time. Initially, the purposes of the Partnership shall be to acquire, own and dispose of oil, gas and other mineral properties including permits, licenses, leases and all other types of rights of every nature and character in connection therewith and incident thereto, and to explore, develop and operate such properties in accordance with such rights for the production of oil, gas and other minerals and, in connection therewith, to save, store, treat, transport and market oil, gas and other minerals and the products derived therefrom. The purposes aforesaid shall be accomplished by:

(a) Acquiring Partnership properties.

(b) Acquiring like properties and rights, or contractual rights to acquire the same, either alone or in conjunction with others which, in the opinion of the Managing Partner, are related in any way to the Partnership Properties.

(c) Conducting geological and geophysical investigations on the Partnership Properties or on areas related thereto, including without limitation the exploration thereof through means and methods of exploration deemed appropriate by the Managing Partner.

(d) Drilling, equipping, reworking, plugging back or deepening, either alone or in conjunction with others, such wells on the Partnership properties as the Managing Partner may determine.

(e) Plugging and abandoning any well which on being drilled results in a dry hole, or which, having once produced, is no longer capable in the judgment of the Managing Partner of producing oil, gas and other minerals in commercial quantities.

(f) Completing any well which in the judgment of the Managing Partner is prospectively capable of producing oil, gas and other minerals in commercial quantities and furnishing equipment therefor.

(g) Establishing such facilities at such places as in the judgment of the Managing Partner may be appropriate in the conduct of the affairs and business of the Partnership.

(h) Employing personnel, agents and representatives with such powers and duties, upon such terms and conditions, at such places, and for such compensation as in the judgment of the Managing Partner may be necessary or advisable in carrying on the business of the Partnership.

(i) Making contracts with independent contractors for such work and upon such terms and conditions as in the judgment of the Managing Partner may be necessary or advisable in connection with the business of the Partnership.

(j) Employment of such legal, accounting, geological, geophysical and engineering services and advice as in the judgment of the Managing Partner may be appropriate in the conduct of the affairs of the Partnership.

(k) Entering into any operating agreement with others with respect to the Partnership properties containing such terms, provisions and conditions as the Managing Partner may approve and the amendment, revision and termination thereof.

(l) Purchasing and maintaining a supply of equipment and materials of all kinds for use in the business of the Partnership.

(m) Payment of royalties, overriding royalties and other sums payable or reserved in connection with oil, gas and other minerals produced from the Partnership properties, or any part thereof, and payment of rents, rentals, fees and other sums applicable to the lands, permits, licenses, leases and rights comprising the Partnership properties, or any part thereof.

(n) Making contributions, either of interests in Partnership properties or of money, to encourage drilling by others in areas near or adjacent to Partnership properties and farm out agreements or other agreements with respect to Partnership properties in order to secure exploration or testing of the Partnership properties. It is expressly understood that the Managing Partner shall have the' power and authority to assign interests in Partnership properties (whether such interests are mineral, royalty, overriding royalty, working, net profits, or of any other kind and whether presently possessable and enjoyable when assigned or becoming possessable and enjoyable in the future upon the happening of an event or the passing of time) to employees, consultants and independent contractors of the Partnership when in the judgment of the Managing Partner such assignments of interests are justified as compensation or are contracted for as compensation and whether or not such contracts are verbal or in writing.

(o) Making agreements relating to unitization, pressure maintenance, recycling, spacing of wells, rates of production and other arrangements relating to the conservation and recovery of oil, gas and other minerals.

(p) Treating, storing, transporting and marketing oil, gas and other minerals and acquiring or constructing facilities and plants therefor, including, by way of illustration and not by way of limitation, terminals, storage depots, pipelines and other means of transportation, and facilities for the extraction, separation, recovery, manufacture, storage, processing, transportation and marketing of natural gasoline, liquefied petroleum gas, sulphur, and hydrocarbons in any form.

(q) Borrowing money from banks and other lending institutions for all of the purposes of the Partnership, and pledging, mortgaging and otherwise encumbering Partnership properties, the production of oil, gas and other minerals therefrom and other assets of the Partnership, to secure repayment of the sums so borrowed.

(r) The sale, disposition, farm out, or release of any part or portion or all of the Partnership properties and any other assets of the Partnership, and the undivided interests .therein, as well as the sale for cash or services or supplies or other consideration of interests in production from the Partnership properties in the form of overriding royalty interests, production payment interests and like interests of every kind.

(s) Carrying insurance in such amounts and with such coverage as in the judgment' of the Managing Partner may be necessary or advisable with respect to the Partnership properties and other assets of the Partnership and the risks and the business of the Partnership.

(t) Engaging in any and all acts or activities appropriate, advisable or necessary in the judgment of the Managing Partner in conducting the affairs of the Partnership and in furtherance of its objectives.

(u) Manage, acquire, sell, and exchange oil and gas working interests, mineral interests, overriding royalty interests, non-participating royalty interests, and royalty interests.

ARTICLE III -TERM OF PARTNERSHIP

The Partnership shall begin on December 29, 2007, and will end on January 1, 2017, and thereafter from year to year unless sooner terminated as specifically provided in this Agreement.

ARTICLE IV- CONTRIBUTIONS TO PARTNERSHIP

4.01 The partners acknowledge that each Partner shall be obligated to contribute and, will, upon demand, contribute to the Partnership the amount of cash or property of agreed fair market value set out opposite the name of each on Exhibit A as their initial capital contributions.

ARTICLE V PROFITS-LOSSES-LIABILITIES

5.01 The interest of each partner in and to any net profits of the Partnership and the obligation and liability of each Partner as among themselves with respect to any and all liabilities and losses in connection with the business of the Partnership shall be the percentage set opposite each Partner's name in Exhibit A. In the event of a default hereunder by a Partner, the defaulting Partner does hereby indemnify the other Partners against any loss or liability exceeding the percentages set forth in Exhibit A. In the event of a default hereunder by a Partner, the defaulting Partner does hereby indemnify the other Partners against any loss or liability exceeding the percentages set forth in Exhibit A by reason of any liability or loss resulting from such default. No Partner shall have any right to compensation solely by reason of his contribution to the Partnership, except to share in the net

profits in the percentage set opposite each Partner's name in Exhibit A unless other wise provided herein. Any Partner may, however, loan to the Partnership such additional funds as the Partners may agree upon and interest at the prevailing rate per annum shall be paid thereon and charged as an expense of the partnership business.

5.02 Distributions from the Partnership to the respective Partners shall be made as such times and in such amounts as may be determined by a vote 100% in interest, not in numbers, of the Partners; however, any distribution from the Partnership shall be made proportionately to all Partners in the percentage set opposite each Partner's name in Exhibit A, unless otherwise agreed.

5.03 The Partners agree that Victory shall be the tax reporting manager for the Partnership and further agree to the provisions of the Tax Partnership Agreement attached hereto as Exhibit "B".

ARTICLE VI- OWNERSHIP OF PARTNERSHIP PROPERTY

All real or personal property, including all improvements placed or located thereon, acquired by the Partnership shall be owned by the Partnership, such ownership being subject to the other terms and provisions of this Agreement. Each Partner hereby expressly waives the right to require partition of any Partnership Property or any part thereof.

It is also expressly agreed and understood by the Partners hereto that any contribution to the Partnership and any acceptance of property into the Partnership shall be property that constitutes the sole and separate property of each individual Partner. Any cash or monies held by the Partnership in Partnership accounts shall be the sole and separate property of each Partner to this Agreement.

ARTICLE VII- FISCAL MATTERS

7.01 The fiscal year of the Partnership shall be the calendar year.

7.02 Proper books and records shall be kept with reference to all Partnership transactions, and each Partner shall at all reasonable times during business hours have access thereto. The books shall be kept upon such method of accounting as shall be agreed upon by the Partners. The books and records shall include the designation and identification of any property in which the Partnership owns a beneficial interest; such records shall include, but shall not be limited to, the ownership of property (real, personal and mixed), as well as any property in which the Partnership owns an interest and the title to such property has been recorded or is maintained, in the name of one or more designated Partners without designation of the Partnership. The books and records of the Partnership shall be reviewed annually at the expense of the Partners by a Certified Public Accountant selected by the Partners. The appropriate Federal Partnership Income Tax Return shall also be prepared by a Certified Public Accountant

7.03 All funds of the Partnership shall be deposited in its name (or in the name of a nominee as provided in Paragraph 8.02) in an account or accounts maintained at a national or state bank designated by the Partners. Checks shall be drawn upon the Partnership and shall be signed by any one of the Partners of the Partnership or by an officer of authorized agent of the Partnership.

ARTICLE VIII- MANAGEMENT OF PARTNERSHIP AFFAIRS

8.01 The Partners do hereby appoint Victory to act as Managing Partner of the Partnership.

8.02 The Managing Partner shall have full power and authority to transact the business of the Partnership and to deal with and in the Partnership properties for the use and benefit of the Partnership, and the individual partners, and, for these purposes shall have sole, complete, and plenary power and authority to

manage and carry on the business thereof, and to do any and all acts and things required in connection therewith, including, by way of amplification and not by way of limitation, to borrow money and to execute any mortgages, bonds or other encumbrances, and to sell, exchange or convey title to all or any part of the Partnership properties, both real and personal, wheresoever situated, and shall have full, complete and plenary power and authority to act on behalf of and to bind the Partnership and to execute all documents and instruments incident to the conduct of the business and affairs thereof, and shall have all powers and authority, whether or not expressly set forth herein, reasonable and necessary to conduct and carry on the business of the Partnership.

8.03 The Managing Partner shall deposit Partnership funds in an account or accounts to be established at such time or times in such financial institutions (including any state or federally chartered bank or savings and loan association), and authorize withdrawals of such funds by such persons, at such times, and in such amounts, as the Managing Partner may designate.

8.04 The Managing Partner shall be reimbursed for all expenses incurred in conducting the Partnership business, all taxes paid by the Managing Partner in connection with the Partnership business, and all costs associated with the development, organization and operation of the Partnership, and shall be entitled to a reasonable management fee for providing such services on behalf of the Partnership.

8.05 No person, firm or corporation dealing with the Partnership shall be required to inquire into, or obtain any consents or other documents as to, the authority of the Managing Partner to take any such action or to exercise any such rights or powers, including 'but not limited to the execution of division orders, transfer orders, gas purchase contracts, or any other documents required by a purchaser of production necessary to get any interest owned by the Partnership in a pay status with such purchaser.

8.06 The Managing Partner shall have full power to appoint by written instrument an agent or agents or act for him upon such terms and conditions and subject to such limitations as he may specify in the instrument appointing such agents, and such agents shall thereupon have the power and authority to carry out such duties as may be specified in the instrument appointing them.

8.07 The enumeration of specific powers and authority herein shall not limit the generality or the extent of the full power and authority hereby vested in the Managing Partner to do any and all things necessary, requisite or desirable in furtherance of the purposes of the Partnership, and the only limitations upon the power and authorities of the Managing Partner to carry on the Partnership business and to deal with and in the Partnership properties for the use and benefit of the Partnership shall be the limitations expressly provided for herein.

8.08 Control of the Partnership and all of its affairs shall be in the Partners, who shall have equal rights in the management and conduct of the Partnership investments and activities.

8.09 All Partners recognize that sometimes there are practical difficulties in doing business as a Partnership, occasioned by outsiders seeking to satisfy themselves relative to the capacity of the Partner to act for and on behalf of the Partnership, or for other reasons. Therefore, each Partner hereby specifically authorizes the other Partners to acquire all real and personal property, arrange all financing, enter contracts and complete all other arrangements needed to effectuate the purposes set forth in Article II hereof, either in his or its own name or in the name of a nominee, without having to disclose the existence of this Partnership. If a Partner decides to carry on the business of the Partnership in his or its own name or in the name of a nominee, such Partner shall place a written declaration of trust in the Partnership books and records that acknowledges the nominee's capacity in which it acts and the name of the true or equitable owner, namely, the Partnership.

The acquisition of Partnership Property or the creation of indebtedness of the Partnership in the name of a Partner acting as such a nominee shall not give such Partner an interest in Partnership Property or cause him to

be liable for a Partnership debt in excess of his percentage of interest in the Partnership as ."set opposite his name in Exhibit A attached hereto; provided, however, anything to the contrary contained hereinabove notwithstanding, no note or other obligation executed by such Partner as maker, the nature of which imposes no personal liability on the Partnership for the payment of such note or performance of such obligation.

8.10 The individual Partners shall not have any authority with respect to the Partnership and this Agreement to:

(1) Do any act in contravention of this Agreement;

(2) Do any act which would make it impossible to carry on the business of the Partnership;

(3) Possess Partnership Property or assign the' right of the Partnership or its Partners in specific Partnership Property for other than a Partnership purpose;

(4) Make, execute, or deliver any general assignments for the benefit of creditors, or any bond, guaranty, indemnity bond or surety bond;

(5) Assign, transfer, pledge, compromise, or release any claim of the Partnership except for full payment, orarbitrate, or consent to the arbitration of any of its disputes or controversies;

(6) Do any of the following without the unanimous consent of all of the Partners:

(a) Confess a judgment;

(b) Make, execute, or deliver for the Partnership any bond, mortgage, deed of trust, guarantee, indemnity bond, surety bond, or accommodation paper or accommodation endorsement;

(c) Amend or otherwise change this Agreement so as to modify the rights or obligations of the Partners as set forth herein; or

(d) Create any personal liability for any Partner other than that personal liability to which any Partner may have agreed to in writing.

8.11 The Partners shall hold regular quarterly meetings at times and places to be selected by the Partners. In addition, 50% in interest, not in numbers, of said Partners may call a special meeting to be held in Midland County, Texas, or at any other place upon agreement of the Partners, at any time after the giving of ten (10) days notice to all of the Partners. Any Partner may waive notice of or attendance at any meeting of the Partners, and may attend by telephone or any other electronic communication device or may execute a signed written consent. At such meeting, the Partners shall transact such business as may properly be brought before the meeting.

8.12 Any action required by statute or by this Agreement to be taken at a meeting of the Partnership, or any action which may be taken at a meeting of the Partners, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Partners entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the Partners. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Partnership.

ARTICLE IX- RESTRICTION ON TRANSFERS

9.01 Except as otherwise herein, no Partner may sell, assign, transfer, encumber, or otherwise dispose of any interest in the Partnership, Partnership Property, or assets of the Partnership without the prior written consent of 100% in interest, not in numbers, of all other Partners, and shall not pass title to said interest or property in the absence of such consent, and any such prohibited transfer, if made, shall be void and without force or effect and any attempt by any Partner to dispose of his interest in violation of this prohibition shall constitute a material default hereunder.

ARTICLE X - DEFAULT BY PARTNER

10.01 The following events shall be deemed to be events of default by a Partner:

(1) Failure of a Partner to make when due any contributions or advance required -to be made under the terms of this Agreement and the continuance of such failure for a period of ten (10) days after written notice thereof from the Manager of the Partnership to such Partner.

(2) Violation of any of the other provisions of this Agreement and failure to remedy or cure such violation within ten (10) days after written notice of such violation from the Manager of the Partnership or the other Partners.

(3) The making of an assignment for benefit of creditors or the filing of a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof.

(4) Adjudication of Partner as a bankrupt or insolvent in proceedings filed against the Partner under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States, or any state thereof without further possibility of appeal or review.

(5) The appointment of a receiver for all or substantially all of the assets of a Partner and the failure to have such receiver discharged within thirty (30) days after appointment.

(6) The bringing of any legal action against a Partner by his creditor, resulting in litigation which, in the opinion of 100% in interest, not in numbers of the other Partners, creates a real and substantial risk of involvement of the Partnership Property which will probably:

(a) Act to their financial detriment; or

(b) Result in such creditor, or his assigns, succeeding in or to all or a part of the interest of such Partner in the Partnership.

(7) The failure of the Distributees to appoint, in the manner and within the time prescribed, the agent required under Paragraph 9.02.

10.02 Upon the Occurrence of an event of default by a Partner, 100% in interest, not in numbers, or more of the other Partners shall have the right, at their election, which election may be made at any time within one (1) year from the date of such default, upon giving the defaulting Partner ten (10) days written notice of such election (and provided such default is continuing on the date such notice is given) to terminate the interest of the defaulting Partner without affecting a termination of the Partnership. In the event of such termination each and every non-defaulting Partner (hereinafter referred to as the Purchasing Partners) who voted to elect such option shall be required to purchase, pro rata, in the proportion that his interest in the Partnership bears to the aggregate of all interests in the Partnership of all non-defaulting Partners who voted to elect such option, the interest of the defaulting Partner .

The purchase price to be paid to the defaulting Partner shall be paid in cash, or, at the option of the Purchasing Partners, by the execution and delivery of each Purchasing Partner's note payable to the order of the defaulting Partner, in the amount of the purchase price. Said note shall bear interest at the rate of ten per cent (10%) per annum and shall be payable in ten. (10) equal annual installments of principal and interest, -the first such payment to be made one (1) year from the date of execution and delivery of such note, and with such note containing full prepayment privileges', without penalty. In the event the Purchasing Partners elect to exercise the option contained in this Paragraph 10.02, the purchase price to be paid to the defaulting Partner shall be the fair market value of the defaulting Partner's interest. Said purchase price shall be reduced by the aggregate amount of any outstanding debts to the Partnership and also any and all damages caused by the default of the defaulting Partner. Fair market value shall be determined in the manner set forth in Article XII hereof.

Upon receipt of the aforesaid purchase price (cash or note), if any, by the defaulting Partner, the defaulting Partner shall have no further interest in the Partnership or its business or assets and the defaulting Partner shall execute and deliver such assignments and other instruments as may be reasonable to evidence and fully and effectively transfer the interest of the defaulting Partner to the non-defaulting Partners. In the event the appropriate instruments are not delivered, after notice by the non-defaulting Partners of the Partnership that the consideration is available to the defaulting Partner, the non-defaulting Partners of the Partnership may deliver such consideration to the defaulting Partner and execute as the defaulting Partner's irrevocable agent, any such legal instruments to the appropriate continuing Partners.

No assignment or transfer of a defaulting Partner's interest as provided herein, shall relieve the defaulting Partner from any personal liability for outstanding indebtednesses, liabilities, liens, and obligations relating to the partnership which may exist on the date of the assignment or transfer. The default of any Partner hereunder shall not relieve any other Partner from his or its agreements, liabilities, and obligations hereunder. A defaulting Partner's interest in the Partnership shall not be considered in any Partnership voting requirement.

10.03 Any Partner may agree to assist any other Partner in the event of default and said agreement or any advancement or payment made thereunder shall be secured by a lien upon the interest of the defaulting Partner in the Partnership which lien may be foreclosed, at the option of the assisting Partner.

10.04 If any Partner shall default in the performance or observance of any covenant, condition, or other provision of this Partnership Agreement to be performed or observed, any other Partner may, without waiving any claim for breach of this Partnership Agreement, and after written notice which is reasonable under the circumstances, cure such default for the account of the defaulting Partner, and the defaulting Partner shall reimburse or repay any reasonable amount paid and any reasonable expense or contractual liability so incurred, with interest at the highest lawful rate, and said obligation to reimburse and repay shall be secured by a lien upon the interest of the defaulting Partner in the Partnership, which lien may be foreclosed, at the option of the Partner exercising this option to cure default, by the non-defaulting Partners of the Partnership.

10.05 In the event a Partner is in default under the terms of this Partnership Agreement, the lien provided for in Paragraph 4.03 hereof, at the option of 100% of the non-defaulting Partners, if they so elect, may be foreclosed by the non-defaulting Partners.

10.06 Each Partner hereby makes, constitutes, and appoints the non-defaulting Partners of the Partnership as his or its attorney in fact in the event he becomes a defaulting Partner whose interest in the Partnership has been foreclosed in the manner prescribed above and upon such foreclosure, the non-defaulting Partners of the Partnership are authorized and allowed to execute and deliver a full assignment or other transfer of the defaulting Partner's interest in the Partnership and the non-defaulting Partners of the Partnership shall have no liability to any person in making such assignment or transfer.

10.07 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of

any amount due to the remaining Partners hereunder or of any damages accruing, to them by reason of the violation of any of the terms, pro visions, and covenants herein contained. No waiver by the remaining Partners of any violation or breach shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained and forbearance by them to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

ARTICLE XI-AMENDMENT

Subject to the provisions of Article VIII, this Agreement may be amended or modified by the Partners from time to time but only by a written instrument executed by Partners owning collectively at least 100% in interest, not in numbers, in the Partnership.

ARTICLE XII -PROCEDURE FOR APPRAISEMENT

12.02 Within ten (10) days after an appraisal is required under, any provisions hereof, each group or individual, as the case may be, shall select an appraiser who is a member of the American Institute of Real Estate Appraisers. If either party fails to name an appraiser within the specified time, the other party may select the second appraiser.

12.03 The two appraisers so selected shall proceed to promptly determine the fair market value of the Partnership interest, including therein a fair market valuation of the interest and equity in the Partnership of the Partner in question taking into consideration any outstanding indebtedness, liabilities, liens, and obligations relating to the Partnership Property. The determination of such fair market value by the two appraisers, selected-as hereinabove provided, shall be final and binding upon all parties and if the two appraisers so selected are unable to agree upon such fair market value, said two appraisers shall select a third appraiser (who shall also be a member of the American Institute of Real Estate Appraisers) whose determination as to such fair market value shall be averaged with the appraisals of the other two appraisers, and the average of the three appraisals shall be conclusive evidence as to such fair market value and shall be final and binding upon all parties. The appraisers shall deliver a written report of their appraisal to the Partners of the Partnership who shall provide copies thereof to all interested parties.

12.04 Each party shall pay the fee and expense of the appraiser selected by such party, and, if a third appraiser is selected, the fee of the third appraiser shall be borne equally by the parties appointing the other two appraisers.

ARTICLE XIII -TERMINATION OF THE PARTNERSHIP

13.01 The Partnership may be terminated at any time at a specially called meeting upon the affirmative vote of 100% in interest, not in numbers, of the Partners. Upon such termination the assets of the Partnership shall be applied as follows: to payment of the outstanding Partnership liabilities, although an appropriate reserve may be maintained and the amount determined by the Partners of the Partnership for any contingent liability until said contingent liability is satisfied, and the balance of such reserve, if any, shall be distributed together with any other sums remaining after payment of the outstanding Partnership liabilities to the Partners as their interest appears on Exhibit "A" unless otherwise provided herein.

ARTICLE XIV- PRIOR AGREEMENTS

14.01 The Partners have heretofore entered into various agreements in an attempt to form a partnership, and have operated under these agreements since the effective date of this Agreement. While the Partners intended to form a partnership under these agreements, these agreements are confusing,

poorly drafted and not cohesive. The prior Agreements which the Partners entered into are a "Fund Agreement" between Victory Energy Corporation and James Capital Energy, LLC, dated December 29, 2007, a "Consulting Agreement" between Victory Energy Corporation and James Capital Consulting, LLC dated October 7, 2007, a "Memorandum of Agreement" between Victory Energy Corporation and James Capital Energy, LLC, setting out the ownership of the Partners in the Partnership assets, and a "Letter Agreement" between Victory Energy Corporation and Ronald W. Zamber, dated September 27th, 2007, in which Ronald W.Zamber acquired an interest in the partnership assets, which interest is now owned by James Capital Consulting, LLC.

14.02 To effectuate the purposes hereof, the Partners do hereby revoke all prior agreements between them relating to the Partnership or the Partnership assets and do hereby declare all such agreements null and void. Further, each of the Partners hereto do hereby convey to the other sufficient partnership interests necessary to result in each Partner's ownership interest as set forth in Exhibit "A" hereto, it being the intent of the Partners hereto that the Partnership interests be owned as set forth in Exhibit "A" and not as set forth in any prior agreement which has been revoked and cancelled herein.

ARTICLE XV- MISCELLANEOUS PROVISIONS

15.01 Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth on Exhibit A or at such other addresses as may have been theretofore specified by written notice delivered in accordance herewith.

15.02 This Agreement shall be construed under and in accordance with laws of the State of Texas.

15.03 The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the Partnership created by this Agreement.

15.04 The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

15.05 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

15.06 In case any one or more of the provisions contained in this Partnership Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Partnership Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

15.07 This partnership Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.

15.08 Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

15.09 This Agreement supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

EXECUTED by the Parties hereto on March_______, 2010 but effective as of the day and year above first written.

VICTORY ENERGY CORPORATION

By: ____ Date: ____________________

Its:____

STATE OF ____________________ §
§
COUNTY OF __________________ §

BEFORE ME, the undersigned Notary, on this day personally appeared ______________________________, proved to me through government-issued photograph identification to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he is the ____________________ of VICTORY ENERGY CORPORATION, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on the ____ day of ___________ 2009.

____

NOTARY PUBLIC, State of ______________

JAMES CAPITAL CONSULTING, LLC

By: ______________________________________ Date: __________________

Its:______________________________________

STATE OF ___________________ §
§
COUNTY OF _________________ §

BEFORE ME, the undersigned Notary, on this day personally appeared ____________________________, proved to me through government-issued photograph identification to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he is the ___________________ of JAMES CAPITAL CONSULTING, LLC, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on the ____ day of ___________ 2009.

____

NOTARY PUBLIC, State of ______________

JAMES CAPITAL ENERGY, LLC

By: ______________________________________ Date: __________________

Its:______________________________________

STATE OF ___________________ §
§
COUNTY OF _________________ §

BEFORE ME, the undersigned Notary, on this day personally appeared ____________________________, proved to me through government-issued photograph identification to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he is the ____________________ of JAMES CAPITAL ENERGY, LLC, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on the ____ day of ___________ 2009.

____

NOTARY PUBLIC, State of ______________

EXHIBIT "A"

PARTNERSHIP INTERESTS

Victory Energy Corporation/James Capital Energy, LLC, Joint Venture
A Texas General Partnership

Partnership Interest	James Capital Energy, LLC	Victory Energy Corporation	James Capital Consulting, LLC	Totals
Wells #1 through 6:				
1. Before Payback	80%	15%	5%	100%
2. After Payback	66%	29%	5%	100%
Wells #7 through 600:				
1. Before Payback	60%	20%	20%	100%
2. After Payback	50%	30%	20%	100%